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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 28, 2002
                                                         ----------------

                               NOVOSTE CORPORATION
             (Exact name of registrant as specified in its charter)


         Florida                     0-20727                  59-2787476
- --------------------------------------------------------------------------------
(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)             Identification)


                  3890 Steve Reynolds Blvd., Norcross, GA 30093
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (770) 717-0904
                                                           --------------




          (Former name or former address, if changed since last report)


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Item 5.  Other Events

On January 24, 2002, the Registrant initiated a voluntary recall of 50 Beta-Cath(TM) System transfer devices that had been distributed with incorrect prescription labeling information. Recent tests conducted by the Registrant demonstrated that the radioactive source trains included in the transfer devices subject to the voluntary recall had been calibrated incorrectly at the Registrant's manufacturing facility on December 20, 26 and 27, 2001. Based on internal analysis and an independent assessment by a radiation oncologist and medical physicist, the Registrant believes that the incorrectly calibrated source trains cause no greater health risk than that which is generally present within any vascular brachytherapy procedure.

The Registrant has notified the Food and Drug Administration of its intent to recall the products and its plan for recall and corrective actions and has begun notifying affected customers. Registrant believes that it will replace all recalled products at customer facilities within fourteen (14) days and that the corrective actions will resolve the incorrect calibration issues associated with the voluntary recall.

The forward-looking statements included in this Report reflect management's best judgment based on factors currently known. Actual results may differ materially from those projected in these forward-looking statements based upon risks and uncertainties, such as timing and receipt of regulatory approval of the proposed recall plans, failure of corrective actions to remedy potential errors in quality assurance or manufacturing operations, timing of customer compliance with recall notifications and product availability for replacement of affected product.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      January 28, 2002


                                                  NOVOSTE CORPORATION
                                                  -------------------
                                                     (Registrant)

                                        By:       /S/ EDWIN B. CORDELL, JR.
                                                  --------------------------
                                                  Edwin B. Cordell, Jr.
                                                  Vice President - Finance